UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On October 31, 2013, MeetMe, Inc. (the “Company”) entered into an Advertising Agreement with Pinsight Media+, Inc. (“Pinsight”) (the “Agreement”). The Agreement is effective from October 31, 2013 through December 31, 2014, unless earlier terminated.

Pursuant to the Agreement, Pinsight has the right and obligation to fill all of the Company’s advertising inventory on its MeetMe mobile app for iOS and Android (the “App”). The Agreement does not apply to other mobile apps or virtual currency features on the App, including without limitation, offer wall features and the Company’s Social Theater business. The Agreement contemplates the Company’s existing ad logic on the App. If the Company wishes to increase the number, type, frequency or scope of impressions on the App (“Additional Inventory”), it must first notify Pinsight and upon Pinsight’s written consent, said Additional Inventory will become subject to the Agreement.

Pinsight will pay for all ad requests that the Company delivers, whether or not Pinsight fills them. Pinsight will pay specified CPM rates depending on the type of ad; provided, however, that if more than a stated percentage of all page views on the App originate outside of the United States, then Pinsight will remit to the Company a percentage of gross revenue relating to international ad impressions in excess of such amount. The stated CPM rates for certain ads are subject to renegotiation under certain conditions; in such case, if the parties do not agree on a modified rate, then such ads will be excluded from the Agreement.

Prior to April 1, 2014, Pinsight will pay the Company’s invoices within ninety days; after such date, Pinsight will pay Company’s invoices within sixty days. Pinsight assumes all risk in regards to collection of all applicable advertiser fees with respect to all advertising inventory and may not delay payment to the Company as a result of non-collection or delay of payment by the advertisers.

Pinsight will comply with the Company’s advertising editorial guidelines as in effect from time to time.

The Company may terminate the Agreement upon written notice if (i) Pinsight fails to pay any undisputed amount in a timely fashion, or (ii) in the Company’s sole discretion, Pinsight’s software development kit and those of its performance partners and the placement and running of ads on the App causes a diminution in the App user experience. Either party may terminate the Agreement (a) if the other party undergoes a change of control, (b) upon certain breaches by the other party, subject to cure periods, or (c) the other party files a petition for bankruptcy, becomes insolvent, makes an assignment for the benefit of its creditors, or a receiver is appointed for such party or its business.

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2013, the Company issued a press release announcing its financial results for the quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 7.01 Regulation FD Disclosure.

On November 6, 2013, the Company issued a press release announcing its entry into an agreement with Pinsight. A copy of the Company’s press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference into future filings by the Company under the Securities Act, or the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01 Other Events.

The Company previously disclosed certain risks related to its business and operations, which we believe should be considered in evaluating our business, financial position, future results and prospects. We disclosed these risks in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 (our “Form 10-K”) and on Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 1, 2013 and October 1, 2013 (together, with the Form 10-K, the “Additional Filings”). The information presented below updates and supplements those risk factors for the matters identified below and should be read in conjunction with the risks and other information contained in our Additional Filings. The risks described in the Additional Filings, as updated as described in this Current Report, are not the only risks we face. Additional risks that we do not presently know or that we currently believe are immaterial could also materially and adversely affect any of our business, financial position, future results or prospects. Additional risk factors that we believe should be considered are set forth below.

We have entered into a significant agreement with an advertising partner, and its default or other inability to perform under this contract could harm our business and results of operations.

We have entered into an Advertising Agreement with Pinsight Media+, Inc. (“Pinsight”) whereby Pinsight will have the right and obligation to fill certain advertising inventory on our MeetMe mobile apps for iOS and Android. For the first three quarters of 2013, the mobile App revenue that is subject to this agreement accounted for approximately 16% of our total revenue. A failure by Pinsight to effectively perform its obligations under this agreement could have detrimental operating, financial and reputational consequences for our business. In particular, if Pinsight files for bankruptcy protection, becomes insolvent or otherwise fails to meet its payment obligations to us, we could be prevented from collecting on receivables under our agreement, which could have an adverse effect on our results of operations.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	MeetMe, Inc. press release, dated November 6, 2013.
99.2	MeetMe, Inc. press release, dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: November 6, 2013	By: /s/ Geoffrey Cook Name: Geoffrey Cook Title: Chief Executive Officer